UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Aceragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc.) (“Aceragen,” the “Company,” “we,” “us,” and “our”), in its Current Report on Form 8-K filed on September 30, 2022, the Company is party to that certain binding term sheet (the “Term Sheet”) entered into with certain former stockholders of Arrevus, Inc. (the “Former Stockholders”), under which Aceragen and the Former Stockholders agreed to defer certain payments owed by Aceragen to the Former Stockholders. Pursuant to the terms of the Term Sheet, on January 31, 2023, the Company issued 12% convertible unsecured promissory notes (the “Convertible Notes”) to the Former Stockholders in an aggregate amount of approximately $5.896 million.

The Convertible Notes bear annual interest at 12%. Under the terms of the Convertible Notes, at the holder’s election, any or all of the then outstanding principal and accrued interest may be converted into shares of Company’s common stock, par value $0.001 per share (the “Common Stock”) using a conversion price determined by the VWAP (as defined in the Convertible Notes) on the applicable trading market for the fifteen consecutive trading days ending prior to the date the holder provides notice of their intent to convert. The terms of the Convertible Notes provide the Former Stockholders with customary registration rights covering the Common Stock issued following any conversion of the Convertible Notes.

The foregoing description of the Convertible Notes does not purport to be a complete and is qualified in its entirety by reference to the full text of the Convertible Note, filed herewith as Exhibit 4.1, which is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The Convertible Notes were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended. The foregoing issuances did not involve a public offering and were made only to persons whom the Company believed were accredited investors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2023, the Company announced that Bryant D. Lim will be leaving his role as Senior Vice President, Chief Business Officer and General Counsel of the Company, effective February 17, 2023, to pursue another opportunity.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
4.1	Form of Idera Pharmaceuticals, Inc. Convertible Unsecured Promissory Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACERAGEN, INC.

	By:	/s/ Bryant D. Lim
Bryant D. Lim
Chief Business Officer and General Counsel

Dated: February 3, 2023